UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Altaba Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTABA INC. (NASDAQ: AABA)

140 East 45th Street, 15th Floor

New York, New York 10017

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 24, 2017

This Supplement, dated September 20, 2017, amends and supplements the Definitive Proxy Statement of Altaba Inc. (the “Fund”), dated September 11, 2017 (the “Proxy Statement”), and furnished to the holders of shares of common stock, par value $0.001 per share (“Shares”), of the Fund in connection with the solicitation of proxies on behalf of the board of directors of the Fund (the “Board”) for the Fund’s annual meeting of stockholders to be held on Tuesday, October 24, 2017 (the “Annual Meeting”), or any adjournment or postponement thereof.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement, which should be read in conjunction with the Proxy Statement, amends and supplements the Proxy Statement to correct the disclosure regarding which Proposals are deemed “routine” matters eligible for discretionary voting by broker-dealers under the rules of the New York Stock Exchange (“NYSE”). Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your Shares.

Pursuant to the rules of the NYSE, broker-dealer firms holding Shares of the Fund in “street name” for the benefit of their customers and clients may for certain “routine” matters, vote in their discretion if no instructions have been received from the customers or clients prior to the date specified in the broker-dealer firm’s request for voting instructions. The following Proposals are deemed “routine” matters under the rules of the NYSE:

1. To elect the Director nominees named in the Proxy Statement (Tor R. Braham, Eric K. Brandt, Catherine J. Friedman, Richard L. Kauffman, and Thomas J. McInerney) to serve until their respective successors shall have been elected and qualified.

4. To ratify the selection of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for the current fiscal year.

The other Proposals are not deemed “routine” matters under the rules of the NYSE and accordingly, broker-dealer firms may not vote on such matters without instructions from their customers and clients.

The Proxy Statement inadvertently failed to identify the Proposal to elect the Director nominees named in the Proxy Statement as a “routine” matter. The Fund recently registered as an investment company under the Investment Company Act of 1940 (the “1940 Act”) following the closing of the sale of its operating assets to Verizon Communications Inc. Unlike for corporate issuers, the election of directors is deemed a “routine” matter for investment companies registered under the 1940 Act. As a result, stockholders who do not provide proxy instructions or who do not return a proxy card may have their Shares voted by broker-dealer firms in favor of the Proposal to elect the Director nominees named in the Proxy Statement as well as the Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm.